SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                -------------------------------------------------

                                  June 18, 2004



                             Patapsco Bancorp, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Maryland                    0-28032               52-1951797
-------------------------------   -------------        --------------------
(State or Other Jurisdiction of    (Commission           (I.R.S. Employer
 Incorporation or Organization)    File Number)         Identification No.)



                 1301 Merritt Boulevard, Dundalk, MD 21222-2194
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (410) 285-1010
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE
--------------------------------------------------

     On June 18, 2004, the registrant announced that its Board of Directors approved a three-for-one stock split in the form of a stock dividend on the registrant's common stock, par value $.01 per share (the "Common Stock"). The Common Stock dividend will be distributed on August 30, 2004 to stockholders of record as of August 2, 2004. The Common Stock dividend will triple the outstanding number of shares of Common Stock of the registrant to approximately 1,382,499 shares. No fractional shares shall be issued and no cash payment will be made in lieu of the fractional shares. At the same time, the registrant declared a cash dividend on the Common Stock in the amount of $0.16 per share payable on or about July 30, 2004 to stockholders of record at the close of business on July 2, 2004. The registrant also declared a $0.46875 per share dividend on the registrant's Series A Non-Cumulative, Perpetual Convertible Preferred Stock (the "Preferred Stock") for the period from March 1, 2004 to June 30, 2004, payable on or about July 30, 2004 to the holders of record of the Preferred Stock at the close of business on July 2, 2004

     For information regarding the three-for-one stock split, and the Common Stock cash dividend, and the Preferred Stock dividend, reference is made to the registrant's press release dated June 18, 2004, which is attached hereto as
Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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Exhibit 99.1    Press Release dated June 18, 2004

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Patapsco Bancorp, Inc.
                                        (Registrant)


Date:   June 18, 2004               By:/s/ Joseph J. Bouffard
                                       ---------------------------------------
                                       Joseph J. Bouffard
                                       President